Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                CONSENT OF ERNST &AMP; YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated May 15, 2000, in the Post-Effective Amendment Number 29 to the Registration Statement (Form N-1A No. 33-6901) of the Federated Equity Income Fund, Inc. dated May 31, 2000.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP


Boston, Massachusetts
May 30, 2000